UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2005

Nissan Master Owner Trust Receivables

(Issuer of the notes)

(Exact name of registrant as specified in its charter)

Nissan Wholesale Receivables Corporation II

(Originator of the trust that issues notes under the related prospectus and prospectus supplement)

(Exact name of registrant as specified in its charter)

DELAWARE	333-105666 333-105666-01	65-1184628 51-6538952

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 W. 190TH STREET
TORRANCE, CALIFORNIA 90502

(Address of Principal Executive Offices)

Registrants’ telephone number, including area code: (310) 719-8369

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
EXHIBIT INDEX
EX-1.1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 12, 2005, Nissan Wholesale Receivables Corporation II (“NWRC II”), Nissan Motor Acceptance Corporation (“NMAC”), and the Trust (as hereinafter defined) entered into an Underwriting Agreement with ABN AMRO Incorporated and Morgan Stanley & Co. Incorporated, as underwriters (collectively, the “Underwriters”), for the issuance and sale of Series 2005-A Notes (the “Notes”) by Nissan Master Owner Trust Receivables (the “Trust”), a Delaware statutory trust created pursuant to that certain Trust Agreement, dated as of May 13, 2003, as amended and restated by the Amended and Restated Trust Agreement, dated as of July 24, 2003, and as further amended and restated as of October 15, 2003, by and between NWRC II, as transferor, and Wilmington Trust Company, as owner trustee. The Notes have an aggregate scheduled principal balance of $800,000,000. The Notes have been registered pursuant to the Securities Act of 1933, as amended, under a Registration Statement on Form S-3 (Commission File Nos. 333-105666 and 333-105666-01). It is anticipated that the Notes will be issued on or about July 20, 2005.

Attached as Exhibit 1.1 is the Underwriting Agreement

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibit

Exhibit 1.1. Underwriting Agreement, dated July 12, 2005, among NWRC II, NMAC, the Trust, ABN AMRO Incorporated and Morgan Stanley & Co. Incorporated, as underwriters.

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

NISSAN MASTER OWNER TRUST RECEIVABLES

	By:	Nissan Wholesale Receivables Corporation II,
as originator of Nissan Master Owner Trust Receivables

		By:	/s/ Kazuhiko Kazama

Kazuhiko Kazama
Treasurer

NISSAN WHOLESALE RECEIVABLES CORPORATION II

	By:	/s/ Kazuhiko Kazama

Kazuhiko Kazama
Treasurer

July 14, 2005

EXHIBIT INDEX

Item 601(a) of Regulation S-K

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 12, 2005, among NWRC II, NMAC, the Trust, ABN AMRO Incorporated and Morgan Stanley & Co. Incorporated, as underwriters.